Exhibit 10.4

AGREEMENT OF SUBLEASE

between

ARAMIS INC.

Sublandlord

and

RSL MANAGEMENT CORP.

Subtenant

Demised Premises:  premises comprising a portion of the 42nd floor of
767 Fifth Avenue New York, New York 10153

AGREEMENT OF SUBLEASE

AGREEMENT OF SUBLEASE, made as of the 1st day of April, 2005, between ARAMIS INC., a Delaware corporation, and a wholly-owned subsidiary of THE ESTÉE LAUDER COMPANIES INC., having an address at 767 Fifth Avenue, New York, New York 10153 (“Sublandlord”), and RSL MANAGEMENT CORP., a Delaware corporation, having an address at 767 Fifth Avenue, New York, New York 10153 (“Subtenant”).

W I T N E S S E T H :

WHEREAS, by that certain Lease dated as of July 10, 2003, between 767 Fifth Avenue, LLC (“Landlord”), as landlord, and Sublandlord, as tenant, as amended pursuant to (i) that certain First Amendment to Lease dated as of April 1, 2004, between Landlord and Sublandlord, and (ii) that certain Second Amendment to Lease dated as of December 28, 2004, between Landlord and Sublandlord (as amended, the “Prime Lease”), Prime Landlord leased to Sublandlord certain premises (the “Premises”), more particularly described in the Prime Lease, located on the 37th through 43rd floors, the 45th and 46th floors, the 6th floor, and concourse and basement levels of the building situated in the Borough of Manhattan, City, County and State of New York and known by the street address 767 Fifth Avenue, New York, New York 10153 (the “Building”), for a term expiring at noon on March 31, 2020.

WHEREAS, Sublandlord desires to sublease to Subtenant a portion of the Premises as hereinafter more particularly described, and Subtenant desires to lease the same from Sublandlord, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of mutual covenants herein contained, Sublandlord and Subtenant mutually agree as follows:

1.  Subleasing of Demised Premises.  Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases, hires and takes from Sublandlord, all of the Sublandlord’s right, title and interest in that portion of the Premises located on the 42nd floor of the Building and shown hatched in black on the plan annexed as Exhibit A hereto and made a part hereof (the “Demised Premises”) together with the right to use all common facilities (including bathroom facilities) that are located in the remainder of the Premises and are necessary or desirable for the use and occupancy of the Demised Premises, upon and subject to the terms and conditions hereinafter set forth.

2.  Term.  The term (the “Term”) of this Sublease shall commence on April 1, 2005 (the “Term Commencement Date”) and shall expire at 11:59 p.m. on March 31, 2010 (the “Expiration Date”), unless such Term is sooner terminated as hereinafter provided.  Subtenant shall have no options to extend the term of this Sublease.

3.  Fixed Rent; Additional Rent; Rental.

A.  During the Term, Subtenant agrees to pay to Sublandlord, in currency which at the time of payment is legal tender for public and private debts in the United States of America, fixed rent (“Fixed Rent”) in the amount of Six Hundred Eighty Three Thousand Five Hundred Forty Three and 06/100 Dollars ($683,543.06) per annum commencing on the Term Commencement Date and ending on the Expiration Date.  Fixed Rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the Term.

B.  During the Term, Subtenant agrees to pay to Sublandlord, within ten (10) (days of demand therefor, in currency which at the time of payment is legal tender for public and private debts in the United States of America, as additional rent (“Additional Rent”), an amount equal to Subtenant’s Proportionate Share (hereinafter defined) of all and any Additional Rent (as defined in the Prime Lease) and all other sums or charges as shall become due from and payable by Sublandlord to the Prime Landlord under the Prime Lease and which is properly allocable to the 42nd floor of the Premises, including, without limitation, all sums or charges payable by Sublandlord on account of the 42nd floor of the Premises pursuant to Articles 4, 5, 15, 16 and 17 of the Prime Lease.  In the event that Sublandlord receives a refund or credit in respect of any item for which Subtenant has paid Additional Rent hereunder, Sublandlord agrees to reimburse or allow a credit to Subtenant for Subtenant’s Proportionate Share of such refund or credit, such refund or credit to be in the same form as provided to Sublandlord.  As used in this Sublease, the term “Subtenant’s Proportionate Share” shall mean 20.72%, provided that Subtenant shall be required to pay 100% of any Additional Rent under the Prime Lease that relates solely to the operation, occupancy or use of the Demised Premises.  Subtenant’s payment for electrical energy shall be determined based upon Subtenant’s use of electrical energy and the rates for the entire 42nd floor of the Building.  The payment of Additional Rent pursuant to this Paragraph is an obligation supplemental to the obligation to pay Fixed Rent, which Fixed Rent shall not be reduced under any circumstances whatsoever (except to the extent Sublandlord receives a corresponding reduction in the Fixed Rent payable under the Prime Lease and such reduction is properly allocable to premises including the Demised Premises).  Nothing contained herein shall require Subtenant to pay for any services provided solely to the portion of the Premises not covered by this Sublease (such portion of the Premises being hereinafter referred to as the “Sublandlord’s Premises”) or for any Additional Rent under the Prime Lease that relates solely to the operation, occupancy or use of the Sublandlord’s Premises.

C.  All of the amounts payable by Subtenant pursuant to this Sublease, including, without limitation, Fixed Rent, Additional Rent and all other costs, charges, sums and deposits payable by Subtenant hereunder (collectively, “Rental”), shall constitute rent under this Sublease.  The Fixed Rent and any Additional Rent payable hereunder shall be prorated for any period of less than a full calendar month or year, as applicable.  Sublandlord shall, simultaneously with the delivery of any bill for Additional Rent hereunder, deliver to Subtenant a copy of any invoice received by Sublandlord from Prime Landlord on account of Additional Rent under the Prime Lease and a statement showing the calculation of the Additional Rent payable hereunder.

D.  Subtenant shall promptly pay the Rental as and when the same shall become due and payable, at the office of the Sublandlord, as set forth above, or at such other place as Sublandlord may designate, without setoff or deduction of any kind whatsoever (except as otherwise expressly provided for herein) and, in the event of Subtenant’s failure to pay same when due, Sublandlord shall have, in addition to all of the rights and remedies provided for herein or at law or in equity in the case of nonpayment of rent, the right (but not the obligation) to immediately terminate this Sublease.

E.  Notwithstanding anything to the contrary in this Sublease, Subtenant agrees to promptly pay directly to any federal, state, municipal or other public authority, any charges, assessments or fees, as and when they become due, (including but not limited to the New York City occupancy tax), to the extent that such charges, assessments or fees are due and payable as a direct result of Subtenant’s use and occupancy of the Premises.

4.  Subordination to the Prime Lease; Incorporation of the Prime Lease.

A.  This Sublease is in all respects subject and subordinate to the terms and conditions of the Prime Lease (copies of which have been furnished by Sublandlord to Subtenant and Subtenant acknowledges receipt of same), all superior leases and mortgages (as defined in the Prime Lease) which may now or hereafter affect the Demised Premises and to all renewals, modifications, consolidations, replacements and extensions of any such superior leases or mortgages.  This paragraph shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Subtenant shall execute promptly any certificate or other document evidencing such subordination that Sublandlord or Prime Landlord may request.  It is understood and agreed that nothing herein shall affect the rights and obligations of Prime Landlord under the Prime Lease.

B.  Except as otherwise expressly provided in this Sublease, the terms, provisions, covenants, stipulations, conditions, rights, obligations, events of default, remedies and agreements contained in the Prime Lease are incorporated herein by reference and are made a part hereof as if herein set forth at length and shall apply in all respects to the Demised Premised.  Subtenant shall have the rights and obligations of “Tenant” under the Prime Lease as they relate to the Demised Premises, including, without limitation, the right to receive all services to be provided by Prime Landlord pursuant to Articles 15, 16 and 17 and Exhibits D and F (notwithstanding that such provisions are not incorporated herein by reference).  Sublandlord shall have the rights but not the obligations of “Landlord” under the Prime Lease as they relate to the Demised Premises.  References in the Prime Lease to “Demised Premises”, “Landlord” and “Tenant” shall mean the Demised Premises and any improvements thereon, Sublandlord, and Subtenant, respectively, provided that the references to the “Landlord” in the following provisions of the Prime Lease shall be deemed to refer only to Prime Landlord: Sections 2.05, 6.01, 18.01, 18.02, 18.03, 18.06, 18.07, 18.08, 21.01, 22.01, 22.05 and 36.02.

C.  The following provisions of the Prime Lease (and all references thereto in the provisions of the Prime Lease incorporated herein by reference) are hereby deleted for purposes of incorporation herein and shall have no force or effect as between Sublandlord and Subtenant:  Articles 1, 3, 4, 5, 8, 15, 16, 17, 38, 40, 41 and 42, 43, Sections 3.02, 3.03, 3.04, 6.06, 14.02, 39.02, 39.03, 39.04, 39.06, Exhibits A, B, D, G, H and I and all references and provisions applicable to the Concourse and Basement Premises.

D.  In the event of inconsistency between the Prime Lease and this Sublease, such inconsistency (i) if it relates to obligations of or restrictions on Subtenant, shall be resolved in favor of that obligation which is more onerous to Subtenant or that restriction which is more restrictive of Subtenant, as the case may be, or (ii) if it relates to the rights of or benefits to be conferred on Subtenant, shall be resolved in favor of the Prime Lease.  Moreover, in the event that any term and/or condition of this Sublease shall conflict with, or be inconsistent with, any term and/or condition of the Prime Lease, or if exercised hereunder would constitute a default under or breach of the Prime Lease, this Sublease shall be deemed amended to comply or be consistent with the Prime Lease.  Subtenant shall not take or suffer any action in connection with its use and enjoyment of the Sublease Demised Premises which would constitute a default under, or be a violation of, the Prime Lease.

E.  In all provisions of the Prime Lease requiring the approval or consent of the “Landlord”, Subtenant shall be required to obtain the approval or consent of both the Prime Landlord and Sublandlord, which approval will not be unreasonably withheld or delayed by Sublandlord.  In any case, where the approval or consent of Prime Landlord is required, Sublandlord agrees, at the sole cost and expense of Subtenant, to request such approval or consent from Prime Landlord promptly after its receipt of a request therefor from Subtenant and to use its reasonable and good faith efforts to obtain such approval or consent.  In all provisions of the Lease requiring that notice be given to the “Landlord”, Subtenant shall be required to give notice to the Prime Landlord and Sublandlord.

5.  Covenants of Subtenant.  With respect to the Demised Premises and any improvements thereon only, from and after the Term Commencement Date, Subtenant assumes and shall keep, observe and perform every term, provision, covenant and condition on Sublandlord’s part to be kept, observed and performed pursuant to the Prime Lease, and Subtenant’s obligations with respect to the Demised Premises and any improvements thereon, only, shall run to Sublandlord or Prime Landlord, as Sublandlord may determine to be appropriate or required by the respective interests of Sublandlord and Prime Landlord.  Subject to the provisions of this Sublease, Subtenant covenants and agrees that Subtenant shall not (i) take any action or do or permit to be done anything which would result in any additional cost or expense or other liability being incurred by Sublandlord under the Prime Lease, or (ii) do or permit to be done anything that would constitute a default under the Prime Lease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease or the Prime Lease, as incorporated herein, so as to cause there to be a default under the Prime Lease.  The provisions of this Paragraph 5 shall survive the expiration or earlier termination of this Sublease.

6.  Services, Repairs and Improvements.

A.  Subtenant agrees that, notwithstanding anything to the contrary in this Sublease or in the Prime Lease, Sublandlord shall not be required to provide any of the services, make any of the repairs or restorations, comply with any laws or requirements of any governmental authorities or take any other action that Prime Landlord has agreed to provide, make, comply with or take or cause to be provided, made, complied with or taken under the Prime Lease, and Subtenant shall rely upon, and look solely to, Prime Landlord for the provision or making thereof or compliance therewith.  If Prime Landlord shall fail to provide any of the services or make any of the repairs that Prime Landlord has agreed to provide or make, Sublandlord agrees to use reasonable efforts to obtain same from Prime Landlord but Subtenant shall rely upon, and look solely to, Prime Landlord for the provision or making thereof.  Subtenant shall also have the right in its own name to require performance of Prime Landlord’s obligations under the Prime Lease.  Subtenant may also make its own arrangements with Prime Landlord for additional services not required to be performed by Prime Landlord under the Prime Lease provided that the costs and expenses thereof or therefor shall be borne solely by Subtenant.  If Prime Landlord refuses to recognize Subtenant’s request, Sublandlord shall, at the request and sole cost and expense of Subtenant, reasonably cooperate with Subtenant in requesting Prime Landlord to provide such additional services.  Subtenant shall not make any claim against Sublandlord for any damage which may arise, nor shall Subtenant be excused or relieved of its obligations hereunder (except to the extent that Sublandlord is excused or relieved from its corresponding obligations under the Prime Lease with respect to premises including the Demised Premises), by reason of (i) the failure of Prime Landlord to keep, observe or perform any of its obligations pursuant to the Prime Lease, or (ii) the acts or omissions of Prime Landlord, its agents, officers, directors, contractors, servants, employees, invitees or licensees.

B.  Sublandlord shall use its reasonable efforts to provide to the Demised Premises certain cleaning, repair and maintenance services as are being provided to the remainder of the Premises (the “Services”).  Subtenant shall pay to Sublandlord, as Additional Rent hereunder, Subtenant’s Proportionate Share of the actual costs and expenses incurred by Sublandlord for the provision of such Services, provided however, that with respect to any Services supplied solely to Suite 4200 of the Building, (comprising the demised premises and additional office space of 2537 square feet), Subtenant shall be required to pay 71.96% of any costs and expenses for the provision of such Services.  The Additional Rent referred to in the previous sentence shall be payable quarterly by Subtenant within ten (10) days after notice from the Sublandlord setting forth the quarterly amount due.  Sublandlord reserves the right, without any liability to Subtenant, except as otherwise expressly provided in this Sublease, and without being in breach of any covenant of this Lease to stop, interrupt or suspend any Services to the Demised Premises, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Sublandlord is required by the Prime Lease or by law to make or in good faith deems advisable, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies or by reason of any other cause beyond Sublandlord’s reasonable control, including governmental restrictions on the use of materials or the use of any of the Building systems.  In each instance Sublandlord shall exercise reasonable diligence to eliminate the cause of stoppage and to effect restoration of the Service and shall give Subtenant reasonable notice, when practicable, of the commencement and anticipated duration of such stoppage, and whether any work is required to be performed in or about the Demised Premised for such purpose.  Subtenant shall not be entitled to any diminution or abatement of rent or other compensation nor shall this Sublease or any of the obligations of the Subtenant be affected or reduced by reason of the interruption, stoppage or suspense of any of the Services.

C.  Subtenant shall bear the sole cost and expense of all improvements to the Demised Premises made by Subtenant, and Subtenant shall pay for its share of improvements made by Sublandlord to the Premises which also benefit Subtenant, including but not limited to, a new phone system.

7.  Liability of Sublandlord; Sublandlord’s Covenants.

A.  Subtenant shall look solely to Sublandlord’s estate and interest in the Premises for the satisfaction of Subtenant’s remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Sublandlord in the event of any default by Sublandlord under this Sublease, and Subtenant shall not seek or claim recourse against Sublandlord (or any partner of Sublandlord) in the event of any default by Sublandlord or for any liability of Sublandlord, and no other property or other assets of Sublandlord (or any affiliate of Sublandlord or any employee, officer or director of Sublandlord or any of its affiliates) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Subtenant’s remedies under or with respect to this Sublease, the relationship of Sublandlord and Subtenant hereunder or Subtenant’s use and occupancy of the Demised Premises.

B.  Sublandlord hereby covenants that it will perform all of its material obligations (if any) under this Sublease and the Prime Lease (except to the extent such performance has been delegated to Subtenant pursuant to this Sublease) and that it will not amend or modify the Prime Lease in any manner that materially adversely affects Subtenant’s rights hereunder without the prior written consent of Subtenant, such consent not to be unreasonably withheld or delayed.  Sublandlord represents that (a) it has delivered a true, correct and complete copy of the Prime Lease to Subtenant and there are no other agreements between Sublandlord and Prime Landlord with respect to the Demised Premises, and (b) it has not previously assigned the Prime Lease or sublet the Demised Premises.

8.  Indemnification.

A.  Subtenant, to the fullest extent permitted by law, shall defend, indemnify and save harmless Sublandlord, its affiliates, and the agents, officers, directors and employees of Sublandlord and its affiliates against and from all liabilities, obligations, damages, penalties, suits, actions, demands, fines, losses, claims, costs, charges and expenses, including, without limitation, architects and attorneys fees and disbursements (collectively, “Claims”), which may be imposed upon or incurred by or asserted against Sublandlord and/or its agents by reason of (i) any work or thing done in, on or about the Demised Premises, any improvements located thereon, or any part thereof by or at the instance, of Subtenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees, (ii) any accident or injury to any person (including death resulting therefrom), or damage to property occurring in, on or about the Demised Premises, any improvements located thereon, or any part thereof, or vault, passageway or space adjacent thereto, (iii) any failure on the part of Subtenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Sublease on its part to be performed or complied with, (iv) any failure of, or delay by, Subtenant in surrendering the Demised Premises, any improvements located thereon, in accordance with the provisions of this Sublease, including, without limitation, any claims made by Prime Landlord or any succeeding tenant, arising out of, or in connection with, such failure or delay, (v) any act or omission of Subtenant, its agents, officers, directors, contractors, servants, employees, invitees or licensees, or conduct of Subtenant’s business in, or use, occupancy and management of, the Demised Premises or any improvements located thereon, provided that nothing contained herein shall require Subtenant to indemnify or hold Sublandlord harmless for any Claims arising from the bad faith or willful misconduct of Sublandlord or its employees, agents, contractors and licensees.  In addition, whenever Subtenant is required to indemnify Sublandlord against, and hold Sublandlord harmless from any and all loss, cost, damage, penalty, liability, suit, action, demand, fine, charge or expense of whatsoever nature pursuant to any provision of the Prime Lease, Subtenant shall also so indemnify and hold Prime Landlord harmless from any and all such loss, cost, damage, penalty, liability, suit, action, demand, fine, charge or expense of whatsoever nature.

B.  In the event that Subtenant shall be obligated under the terms of this Sublease to indemnify Sublandlord, Subtenant may select legal counsel (subject to the consent of Sublandlord, which consent shall not be unreasonably withheld) and shall keep Sublandlord fully apprised at all times of the status of such defense.

C.  The provisions of this Paragraph 8 shall survive the Expiration Date or earlier termination of this Sublease.

9.  Assignment, Subletting and Mortgaging.  Notwithstanding anything to the contrary in this Sublease or in the Prime Lease, Subtenant shall not assign, sell, transfer, whether by operation of law or otherwise, or pledge, mortgage or otherwise encumber this Sublease, or sublet or permit the use or occupancy of all or any part of the Demised Premises or any improvements located thereon, provided that, subject to giving notice thereof to Sublandlord, Subtenant may assign this Sublease to, or permit the use or occupancy of the Demised Premises by, any entity which qualifies as a Related Entity under the Prime Lease.  If this Sublease be assigned, or if the Premises or any part thereof be sublet, Sublandlord may collect rent from the assignee or subtenant and apply the net amount collected to the Fixed Rent and Additional Rent herein reserved, but no such assignment or subletting shall be or be deemed to be a waiver of this covenant, or the acceptance of the assignee or subtenant as a tenant, or a release of Subtenant from the further performance by Subtenant of the covenants on the part of Subtenant herein contained.

10.  Time Limits.  The parties hereto agree that the time limits set forth in the Prime Lease for the notice or grace period afforded to Sublandlord, or the making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option by Sublandlord shall be modified for the purposes of this Sublease, by shortening the same in each instance to (i) one half of the fixed time limit set forth in the Prime Lease, if the time period is five (5) days or less, and (ii) the fixed time limit set forth in the Prime Lease less five (5) days in all other cases, but nothing herein contained shall be construed to afford Subtenant less than two (2) business days in which to respond under the appropriate provisions of the Prime Lease or hereunder.  Subtenant shall, not later than five (5) days after receipt thereof, give to Sublandlord a copy of any notice, demand or other communication received from Prime Landlord relating to the Demised Premises.

11.  Notices.  For the purposes of Section 31.01 of the Prime Lease, as incorporated herein, Notices to Sublandlord shall be directed to Sublandlord and Subtenant at the addresses hereinabove set forth.

12.  Termination of Prime Lease.  If for any reason the term of the Prime Lease is terminated prior to the Expiration Date of this Sublease, this Sublease shall thereupon terminate, and, unless such termination was caused solely by Sublandlord’s default under the Prime Lease (excluding defaults in the performance or observance of any obligations delegated to Subtenant pursuant to this Sublease) or a voluntary termination (other than a voluntary termination following a casualty or condemnation as permitted in the Prime Lease and referred to below), Sublandlord shall not be liable to Subtenant by reason thereof.  In the event of such termination, Sublandlord shall return to Subtenant that portion of the Rental paid in advance by Subtenant, if any, prorated as of the date of such termination.  Sublandlord reserves the right to transfer and assign its interest in and to this Sublease, provided that in the event of any such assignment or transfer otherwise than pursuant to Sublandlord’s rights in the sixth sentence of Section 8.03 of the Prime Lease, Subtenant shall have the right to terminate this Sublease upon not less than ten (10) business days’ notice to Sublandlord.

13.  Damage, Destruction, Fire and Other Casualty; Condemnation.  Notwithstanding any contrary provision of this Sublease or of the provisions of the Prime Lease herein incorporated by reference, Subtenant shall have no right to terminate this Sublease by reason of a casualty or condemnation affecting the Demised Premises.  Furthermore, Subtenant shall have no right to an abatement of Fixed Rent, Additional Rent or any other Rental by reason of a casualty or condemnation affecting the Demised

Premises unless Sublandlord is entitled to a corresponding abatement with respect to the Demised Premises under the Prime Lease.  If by reason of such casualty or condemnation, Prime Landlord or Sublandlord elects to terminate the Prime Lease in accordance with the provisions of the Prime Lease, then upon such termination of the Prime Lease this Sublease shall be automatically terminated as if such date were the Expiration Date and Sublandlord shall have no liability whatsoever to Subtenant by virtue of such termination.

14.  End of Term.  Subtenant acknowledges that possession of the Demised Premises and any improvements thereon must be surrendered to Sublandlord, on the Expiration Date or sooner termination of the Term.

15.  Guarantee.  As a condition to Sublandlord and Subtenant entering into this Sublease, Ronald S. Lauder shall provide to Sublandlord a personal guarantee, in the form annexed hereto as Exhibit B (the “Gurantee”), guaranteeing the full and complete payment and performance of all of the obligations of Subtenant under this Sublease; provided however that the maximum amount to be paid by Ronald S. Lauder under the Guarantee shall not exceed an amount equal to the then aggregate amount of one (1) year’s Rental, including, but not limited to, such amounts of Fixed Rent, Additional Rent, electricity costs, real estate taxes, operating expenses and Subtenant’s share of improvements provided by Sublandlord.

16.  Costs.  Subtenant hereby agrees to reimburse Sublandlord for all costs incurred by Sublandlord in connection with the preparation of the Sublease (including reasonable attorneys’ fees).

17.  Miscellaneous.

A.  The terms of this Sublease may not be changed or otherwise modified except by an instrument in writing signed by each of the parties hereto and by the Prime Landlord insofar as may be required under the Prime Lease.

B.  All understandings and agreements heretofore had between the parties hereto with respect to the subject matter of this Sublease are merged in this Sublease, which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any statement, representation or warranty made by the other not embodied in this Sublease.

C.  In the event that any provisions of this Sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of the Sublease shall be unaffected thereby.

D.  The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sublease.

E.  Subtenant shall have the right to use such portion of the directory listings granted to Sublandlord under the Prime Lease as Subtenant uses at the date hereof.

F.  This Sublease shall be governed by and construed in accordance with the laws of the State of New York.

G.  In the event that Ronald S. Lauder is no longer employed by the The Estée Lauder Companies Inc. or its subsidiaries, Sublandlord shall have the right to terminate this Sublease upon notice to Subtenant, and Subtenant agrees to vacate the Demised Premises within twelve (12) months of the date of such request.

H.  Notwithstanding anything to the contrary in this Sublease or in the Prime Lease, Sublandlord and Subtenant agree that in the event that Sublandlord shall vacate the 42nd floor of the Premises for any reason, voluntarily or involuntarily, or if the Prime Lease shall terminate or Sublandlord’s right of occupancy under the Prime Lease is terminated, in either case where voluntary or involuntary, then this Sublease shall terminate, the Subtenant shall vacate the Demised Premises and Sublandlord shall have no liability to Subtenant.

I.   This Sublease may be executed in counterparts each of which when taken together shall be deemed to be one and the same instrument.

[NO FURTHER TEXT ON THIS PAGE.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease as of the day and year first above written.

ARAMIS INC., Sublandlord

By:	/s/Richard W. Kunes
	Name:	Richard W. Kunes
	Title:	Executive Vice President and
Chief Financial Officer

RSL MANAGEMENT CORP., Subtenant

By:	/s/Jacob Z. Schuster
	Name:	Jacob Z. Schuster
	Title:	President

Exhibit A

Plan of Demised Premises

Exhibit B

Form of Guarantee

GUARANTEE OF SUBLEASE

Guarantee (“Guarantee”), dated as of April 1, 2005 by RONALD S. LAUDER (“Guarantor”), having an office at 767 Fifth Avenue, New York, New York 10153, in favor of ARAMIS, INC., a Delaware corporation (“Sublandlord”) having an office at 767 Fifth Avenue, New York, New York 10153.

R E C I T A L S:

1.             Sublandlord, as sublandlord, and RSL Management Corp. (“Subtenant”), a Delaware corporation, as subtenant, have entered into a sublease agreement (the “Sublease”), dated as of April 1, 2005, for a portion of the 42nd Floor of 767 Fifth Avenue, New York, New York 10153 (“Premises”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sublease.

2.             Sublandlord has required and Guarantor has agreed that as a condition to execution of the Sublease by Sublandlord, Guarantor shall execute this Guarantee.

A G R E E M E N T:

In consideration of, and as an inducement to, Sublandlord executing and delivering the Sublease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1.             Guarantor absolutely, unconditionally and irrevocably guarantees to Sublandlord the full and complete payment and performance of all of the obligations of Subtenant under the Sublease, provided however that the maximum amount (the “Maximum Amount”) to be paid by Guarantor under this Guarantee shall not exceed an amount equal to the then aggregate amount of one (1) year’s Rental, including, but not limited to, such amounts of Fixed Rent, Additional Rent, electricity costs, real estate taxes, operating expenses and Subtenant’s share of improvements provided by Sublandlord, as are then in effect (the “Guarantee Obligations”).

2.             Guarantor acknowledges and agrees that its liability hereunder shall be primary and that in any right of action which shall accrue to Sublandlord under the Sublease, Sublandlord may, at its option, proceed against Guarantor and Subtenant, jointly and severally, or against Guarantor under this Guarantee without commencing any suit or proceeding of any kind or nature whatsoever against Subtenant or obtaining any judgment against Subtenant and without proceeding under any other guarantee of the Sublease or applying any other security for the Guarantee Obligations.  Guarantor hereby (a) waives diligence, presentment, demand of payment, notice of non-payment, notice of dishonor, protest, non-performance or non-observance, notice of acceptance of this

Guarantee, filing of claims with a court in the event of the merger or bankruptcy of Subtenant, any right to require a proceeding first against Subtenant or to realize on any collateral, protest, notice and all demands whatsoever, with respect to the Guarantee Obligations, (b) agrees that this Guarantee constitutes a guarantee of payment and not of collection and Guarantor’s obligations are not in any way conditional or contingent upon any attempt to collect from or enforce against Subtenant or upon any other condition or contingency, (c) acknowledge that Sublandlord’s and, subject to any required consent of Sublandlord, Subtenant’s interest in the Sublease may be transferred in whole or in part without affecting the validity or enforceability of this Guarantee and that the benefit of Guarantor’s obligations hereunder shall extend to each successor and assign of Sublandlord automatically and without notice to Guarantor and (d) covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Sublease and this Guarantee.

3.             This Guarantee shall be a continuing, absolute, unconditional guarantee with full recourse to Guarantor and not subject to any reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment whatsoever; provided however that this Guarantee shall terminate with no further obligation or liability to Guarantor upon payment by Guarantor of the Maximum Amount. The validity of this Guarantee and the obligations and liability of Guarantor hereunder shall not be terminated, affected, modified, diminished or impaired by reason of (a) the assertion of or the failure by Sublandlord to assert against Subtenant any of the rights or remedies reserved to Sublandlord pursuant to the Sublease, (b) any bankruptcy, insolvency, reorganization, dissolution, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Subtenant or its successors or assigns under the Sublease or of any other guarantor of the Sublease or any surety, whether or not notice thereof is given to Guarantor, (c) any subletting of all or a portion of the Premises or any assignment or other transfer by Subtenant of its interest in the Sublease, either in whole or in part whether permitted or not, (d) the genuineness, validity, regularity or enforceability of the Sublease or the Prime Lease (as defined in the sublease agreement), (e) any rescission, compromise, alteration, amendment, restatement, modification, extension, expiration, termination, renewal, release, change, waiver, consent or other action in respect of any of the terms, provisions, covenants or conditions contained in the Sublease or Prime Lease or any agreement, instrument or document securing the Sublease or Prime Lease, with or without notice to or assent from Guarantor, (f) the absence of notice or the absence of or any delay in action to enforce any obligation or to exercise any right or remedy against Subtenant, or Guarantor, or any other guarantor or surety, whether under the Sublease or any agreement, instrument or document securing the Sublease, or under any other agreement, instrument or document, or any indulgence, extension or waiver granted to or compromise with Subtenant or any other guarantor or surety, (g) any assumption by any person of any obligation under the Sublease or any agreement, instrument or document securing the Sublease, (h) any event of force majeure, (i) any release or substitution of any security or collateral for the Guarantee Obligations, in whole or in part, with or without notice to or assent from Subtenant or Guarantor, (j) any extension of time, consent, indulgence, waiver or other action, inaction or omission under or concerning the Sublease, (k) any dealings or transactions or matter or thing occurring between Sublandlord and Subtenant, or (l) any other circumstance or

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condition that may grant or result in a discharge, limitation or reduction of liability of a surety or guarantor.

4.             No delay on the part of Sublandlord in exercising any right, power or privilege under this Guarantee nor any failure to exercise the same shall operate as a waiver of or otherwise affect any right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.             Guarantor shall at any time and from time to time, within five (5) days following request by Sublandlord, execute, acknowledge and deliver to Sublandlord a statement certifying that this Guarantee is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications).

6.             As a further inducement to Sublandlord to execute and deliver the Sublease and in consideration thereof, Guarantor covenants and agrees that in any action or proceeding brought on, under or by virtue of this Guarantee, Guarantor shall and hereby does waive trial by jury.

7.             Guarantor represents and warrants to Sublandlord that Guarantor has received a true and complete copy of the Sublease and the Prime Lease.

8.             If, by reason of (i) the operation of any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership, trusteeship or other law for the relief of debtors, now or hereafter enacted, or (ii) any judgment, decree or order of any court or administrative body having jurisdiction over Subtenant or Guarantor or any of their property, pursuant to or in connection with any such laws, any payment or performance or property received by Sublandlord on account of any obligation under the Sublease or this Guarantee is required to be transferred, refunded or paid over to any party other than Sublandlord, or if Sublandlord should settle any claim with respect thereto, then, in such event, Guarantor agrees to pay to Sublandlord the amount so required (or agreed in settlement) to be refunded, transferred, or paid over by Sublandlord and the obligations of Guarantor under this Guarantee shall not be treated as having been discharged by reason of the payment or performance so refunded, transferred or paid over and Guarantor shall also be and remain liable to Sublandlord hereunder for any amounts unpaid on account of the obligations guaranteed hereby.  Sublandlord shall not be required to litigate or otherwise dispute its obligation to make such refund, transfer or payment if, in good faith and on the advice of counsel, it believes that such obligation exists.

9.             No waiver or modification of any provision of this Guarantee nor any termination of this Guarantee shall be effective unless in writing and signed by the party against which the waiver, modification or termination is sought to be enforced, nor shall any waiver be applicable except in the specific instance for which it is given.

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10.           The validity and enforcement of this Guarantee shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of law.

11.           All notices and other communications (collectively, “Notices”) desired or required to be given under this Guarantee shall be in writing and given or made by personal delivery or by prepaid certified or registered mail, return receipt requested, addressed, in the case of Sublandlord, to the address set forth on the first page of this Guarantee, to the attention of General Counsel, and, in the case of Guarantor, to the address set forth on the first page of this Guarantee.  All Notices shall be deemed given or served on the day delivered or deposited in the United States mail.

12.           Any indebtedness or obligation of Subtenant to Guarantor is hereby expressly subordinated as to priority of lien, time of payment and in all other respects to all sums at any time owing to Sublandlord under the Guarantee and Guarantor shall not be entitled to enforce or receive payment on account of such other indebtedness until all sums owing to Sublandlord have been paid.  Any sums so received by Guarantor shall be held in trust for and paid over to Sublandlord.

13.           This Guarantee shall be binding upon and inure to the benefit of Guarantor and Sublandlord and their respective heirs, successors and permitted assigns.  Each right and remedy of Sublandlord provided for under this Guarantee or under law or in equity shall be separate and cumulative and it is agreed that the exercise by Sublandlord of any one or more of such rights and remedies shall not be deemed to be in exclusion of any other remedy available to Sublandlord and shall not limit or prejudice any other legal or equitable remedy which Sublandlord may have.

14.           If any provision of this Guarantee or the application thereof to any person or circumstance shall to any extent be held void, unenforceable or invalid, the remainder of this Guarantee or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid, shall not be affected thereby and each provision of this Guarantee shall be valid and enforceable to the fullest extent permitted by law.

[The Remainder Of The Page Is Intentionally Left Blank]

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IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be duly executed as of the day and year first above written.

RONALD S. LAUDER, Guarantor

By:	/s/Ronald S. Lauder
Name: Ronald S. Lauder

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